                                                                       EXHIBIT 4

WE WILL PAY the benefits of this contract subject to its terms.

Our home office is at One Financial Way, Cincinnati, Ohio 45242.



Ronald L. Benedict                                     David B. O'Maley
------------------                                     ------------------
Secretary                                              President



WITHIN 10 DAYS OF THE DAY YOU RECEIVE THIS CONTRACT, YOU MAY RETURN IT TO OUR HOME OFFICE OR TO YOUR REGISTERED REPRESENTATIVE. WE WILL THEN VOID THE CONTRACT AND REFUND THE CONTRACT VALUE.










ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT MAY INCREASE OR DECREASE ACCORDING TO THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. BENEFITS ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT.








                       VARIABLE DEFERRED ANNUITY CONTRACT
                                (Variable-Fixed)
                                Multiple Funding
                           Flexible Purchase Payments
                                Nonparticipating
                            Benefits Nontransferable



ANNUITANT     John Doe                                CONTRACT NUMBER 00000000


OWNER         John Doe                                CONTRACT DATE



ANNUITY PAYOUT DATE   First Day of



FORM 98-VA-2                                                             PAGE  1

                                 POLICY CONTENTS


                                            PAGE
DEFINITIONS                                   3
   1940 Act                                   3
   Annuitant                                  3
   Annuity Payout Date                        3
   Beneficiary                                3
   Code                                       3
   IRA                                        3
   Subaccount                                 3
   VAA                                        3
   Valuation Period                           3
   We and You                                 3

GENERAL PROVISIONS                            4
   Contract                                   4
   Misstatement of Age or Sex                 4
   Ownership                                  4
   Nontransferability                         4
   Beneficiary                                4
   Change of Beneficiary                      4
   General Account and VAA                    4
   Investments of VAA                         5
   Nonparticipating                           5
   Evidence of Sex, Age or Survival           5
   Incontestability                           5
   Contract Payments                          5
   Supplementary Agreement                    5
   Voting Rights                              5
   Reports                                    5
   Notice                                     5
   Individual Retirement Annuities            5

PURCHASE PROVISIONS                           6
   Purchase Payments                          6
   Allocation of Purchase Payments            6

VALUATION PROVISIONS                          6
   Contract Value                             6
   Fixed Accumulation Account                 6
   Variable Accumulation Account              6
   Net Investment Factor                      7
   Splitting Units                            7
   Taxes                                      7

ACCUMULATION PERIOD PROVISIONS                7
   Transfers Among Subaccounts and
     General Account                          7
   Surrender                                  8
   Partial Withdrawal                         8
   Contingent Deferred Sales Charge           8
   Death Benefit During Accumulation
     Period                                   9
   Contract Administration Charge             9

SETTLEMENT PROVISIONS                        10
   General                                   10
   Elections                                 10
   Pension Plan                              10
   IRA Restrictions                          10
   Determination of Amount To Be Applied     10
   Effect of Settlement on Accumulation
     Units                                   10
   Change of Annuity Payout Date             10
   Annuity Payment Amounts                   11
    Variable Annuities                       11

    Fixed Annuities                          11

   Annuity Unit Value                        11
   Change in Subaccount                      11
   Limitation on Availability of Options     11
   Alternate Annuity Option                  11
   Death Benefit After the Annuity Payout
     Date                                    12
   Spendthrift Provision                     12
   Description of Annuity Options            12
   Life Annuity                              12
   Joint and Survivor Life Annuity           12

ANNUITY OPTION TABLES                        14


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FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY            PAGE 2
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We will pay an annuity starting on the annuity payout date if the Annuitant is then living. We will then apply the contract value under the SETTLEMENT PROVISIONS of this contract.

We will pay this contract's death benefit to the Beneficiary if the Annuitant dies while this contract is in effect and before the annuity payout date.

This contract provides accumulation values and annuity payments on a variable and/or fixed basis under one or more options as selected by you. The dollar amount of the variable annuity payments and the variable part of the contract value will vary with the investment results of a separate account (VAA) which we have established. However, we guarantee that the dollar amount of annuity payments will not be affected by mortality experience. We also guarantee that the expense charges will not be more than the charges provided for in this contract. The dollar amount of fixed annuity payments and the fixed part of the contract value are also guaranteed.

Any paid-up annuity, cash surrender, or death benefit that may be payable under this contract are not less than the minimum benefits required by law in the state in which this contract was delivered.

                                   DEFINITIONS

1940 ACT

The Investment Company Act of 1940, as amended, or any similar successor federal legislation.

ANNUITANT

The person so named in the application or any other natural person whose length of life measures annuity payments that involve life contingencies.

ANNUITY PAYOUT DATE

The date shown on Page 1 or the date you later choose but under the provisions of this contract for Change of Annuity Payout Date; or any other date on which annuity payments are to start.

BENEFICIARY

The person entitled to receive the Contract Value of this contract if the Annuitant dies before the annuity payout date.

CODE

The Internal Revenue Code as in effect on the Contract Date.

IRA

An Individual Retirement Annuity as defined in the Code.

SUBACCOUNT

The Bond Subaccount, Equity Subaccount, Money Market Subaccount, Omni Subaccount, International Subaccount, Capital Appreciation Subaccount, Small Cap Subaccount, Global Contrarian Subaccount, S & P 500 Index Subaccount, Aggressive Growth Subaccount, Social Awareness Subaccount, Core Growth Subaccount, Growth Subaccount, Equity Income Subaccount, High Income Bond Subaccount, Growth & Income Subaccount, Emerging Markets Subaccount, or such other subaccounts as may be established within VAA.

VAA

An account (Ohio National Variable Account A) that consists of assets we have set aside so that their investment results are kept separate from those of our general assets.

VALUATION PERIOD

That period of time from one determination of accumulation unit and annuity unit values to their next determination. Such values will be determined as often as we choose to do so. This will occur at least once each week or as often as require` by the 1940 Act.

WE AND YOU

"We", "us" and "our" means The Ohio National Life Insurance Company. "You" means the Owner of this contract.


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FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY            PAGE 3

                               GENERAL PROVISIONS

CONTRACT

Your purchase payment(s) and any application, are the consideration for this contract. A copy of any application is attached. The contract, any riders or endorsements, if applicable, and any application are the entire agreement.

We are not a party to, nor are we bound by, any plan or trust in conjunction with this contract. This contract is intended to qualify under the Code for tax favored status. Any reference in this contract to tax laws or rules is for your information and instruction and is not subject to approval or disapproval by the state in which the contract is issued for delivery. Your qualifying status, and not the contract, controls whether or not your funds will have tax favored status. You should ask your tax advisor if you have any questions as to whether or not you qualify.

This contract cannot be changed nor our rights waived except in a writing signed by our president, vice president or secretary and attached to the contract. READ YOUR CONTRACT CAREFULLY.

We reserve the right to amend this contract as needed to maintain its status as an annuity under the Internal Revenue Code. If this contract is so amended we will send you a copy of the amendment, together with the applicable regulation, ruling or other requirement imposed by the Internal Revenue Service which requires such amendment.

We will send you a copy of the amendment, together with applicable regulation, ruling or other requirement imposed by the Internal Revenue Service which requires such amendment.

MISSTATEMENT OF AGE OR SEX

If the Annuitant's birth date or sex has been misstated, the benefits shall be such as would have been provided based on the correct birth date and sex. The amount of any over payments shall be charged against benefits to be paid after we learn of a misstatement. The amount of any under payments accumulated at an annual effective interest rate of 6% shall be added to benefits to be paid after we learn of a misstatement.

OWNERSHIP

During the Annuitant's lifetime and prior to the annuity payout date, the Owner of this contract shall be the person so named in the application or the heirs, successors or transferees of such person. On and after the annuity payout date, the Annuitant is the Owner.

After the Annuitant's death, the Beneficiary is the Owner. If this contract is an IRA, the Annuitant shall be the Owner while living. The Annuitant's interest may not then be forfeited. The contract, if an IRA, is for the sole benefit of the Annuitant and Beneficiaries.

You have the sole right, without the consent of the Beneficiary or any other person, to exercise all contract rights. You can transfer ownership to a successor Owner only if such successor Owner is (1) the Annuitant, (2) a trustee or successor trustee of a pension or profit-sharing trust which is qualified under Section 401 of the Code, or (3) the employer of the Annuitant provided that the contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Code for the benefit of the Annuitant. Exercise of any ownership rights under this contract shall not take effect until we receive notice.

NONTRANSFERABILITY

You may not sell, assign, discount or pledge this contract as collateral for a loan or to secure the performance of any obligation or for any purpose to any person other than to us, to the Annuitant, or to a trustee or other person exercising ownership rights solely by reason of the terms of a pension or profit-sharing plan or trust qualified under the Code. You may not transfer this contract if it is an IRA.

BENEFICIARY

The Beneficiary and any Contingent Beneficiary are named in the application, unless changed. If the Beneficiary dies prior the Annuitant, the Contingent Beneficiary becomes the Beneficiary. Unless you have provided otherwise, if there are two or more Beneficiaries, they will receive equal shares. If there is no named Beneficiary or Contingent Beneficiary when the Annuitant has died, you will be deemed to be the Beneficiary.

CHANGE OF BENEFICIARY

Subject to the terms of any assignment, you may name a new Beneficiary or a new Contingent Beneficiary by notice to us at any time during the lifetime of the Annuitant. Any new choice of Beneficiary or Contingent Beneficiary will automatically revoke any prior choice of Beneficiary or Contingent Beneficiary.

GENERAL ACCOUNT AND VAA

The General Account consists of all our assets other than those we allocate to separate accounts.


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FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY            PAGE 4

The separate account to which the variable part of contract values and variable annuity payments under this contract relate is VAA, which we have established under Ohio law to provide variable benefits. We shall have sole and complete ownership and control of all assets in VAA.

A portion of the assets in the VAA equal to the contract reserves for such account shall not be chargeable with liabilities arising out of any other business the company may conduct.

INVESTMENTS OF VAA

All amounts credited to VAA will be used to purchase shares at net asset value of Ohio National Fund, Inc., an open-end investment company registered under the 1940 Act, or substitute shares of another investment company. Ohio National Fund, Inc. and such other investment companies are referred to as the "Fund" and shares of either are referred to as "Fund shares". Any and all distributions made by the Fund in respect to Fund shares held by VAA will be reinvested to purchase more Fund shares in the same subaccount at net asset value. Deductions and redemptions from VAA may be made by redeeming a number of Fund Shares, at net asset value, equal in total value to the amount to be deducted or redeemed. If deemed by us to be in the best interest of all contract owners, VAA may be operated as a management company under the 1940 Act or it may be deregistered under the 1940 Act if such registration is no longer required.

If there is such a substitution of Fund shares or change in operation of VAA, we may issue such endorsement for the contract and take such other action as may be necessary and appropriate to make the substitution or change.

NONPARTICIPATING

This contract is nonparticipating. It will not share in our divisible surplus.

EVIDENCE OF SEX, AGE OR SURVIVAL

Where any payment under this contract depends on the payee's sex, age or survival on a given date, we may require proof thereof prior to making such payment.

INCONTESTABILITY

After two years, we will not contest this contract.

CONTRACT PAYMENTS

All sums to be paid by us under this contract are payable at our home office. We may require you to send us this contract as a condition to any payment.

SUPPLEMENTARY AGREEMENT

As of the annuity payout date, we may issue a supplementary agreement that sets forth the terms of your annuity option.

VOTING RIGHTS

We will seek instructions for the voting of Fund shares held on account of the variable part of your contract value or held in VAA which represent the actuarial liability for variable annuity payments being made. From time to time, we will send you reports on the Fund, proxy material and a form with which you may instruct us how to vote Fund shares.

After this contract has been effect for one year, you may also vote at our annual meeting of policyholders as provided in our code of regulations and Ohio law.

REPORTS

At least once each year after the first we shall send you a statement reporting the investments hold in the separate account. At least once each year after the first contract year and before the annuity payout date, we shall send you a report of your contract values as of a date not more than four months prior to the date of the mailing.

NOTICE

A notice required by this contract must be in writing signed by you. The notice will take effect when signed, subject to any payment made or action taken by us before we receive the notice at our home office.

INDIVIDUAL RETIREMENT ANNUITIES

The Internal Revenue Service has approved the form of this contract as meeting the Code requirements for an IRA. If this contract is an IRA, we can change the contract in its approved form so as to keep its approval under the Code or to comply with any change in the Code or rules under the Code. Any such change shall be in writing, signed by us and mailed to you at


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FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY            PAGE 5
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your address of record in our files. Any terms that relate to this contract as an IRA shall be of no further effect if the contract is no longer kept as a qualified IRA under the Code.

                               PURCHASE PROVISIONS

PURCHASE PAYMENTS

Purchase payments are payable to us at our home office or, with respect only to the first purchase payment, to one of our authorized agents in exchange for a receipt signed by such agent.

The initial purchase payment is due on the contract date. You may make subsequent purchase payments at any time before the date that is ten years preceding the annuity payout date. Each subsequent purchase payment must be at least $500. We reserve the right to restrict the amount subsequent purchase payments. If this is an IRA, purchase payments may not be more than the lesser of $2,000 or 100% of your compensation in any calendar year. But, this limit does not apply to "rollover" or employer contributions as defined in the Code.

ALLOCATION OF PURCHASE PAYMENTS

Each purchase payment, less an amount for any applicable premium or similar tax (net purchase payment), will be allocated to up to ten subaccounts within the separate account and/or the fixed accumulation and dollar cost averaging accounts within the General Account in accordance with the allocation percentage specified by you or as later changed by you.

Such change shall take effect with the first purchase payment received after the date you ask such change to take effect or, if later, as of the end of the valuation period during which we receive such change request at our home office.

                              VALUATION PROVISIONS

CONTRACT VALUE

The contract value for any valuation period equals the sum of the fixed accumulation account and dollar cost averaging account values as of the end of the valuation period and the variable accumulation account value for the valuation period.

FIXED ACCUMULATION ACCOUNT

The fixed accumulation account is established within the General Account. Prior to the annuity payout date, the fixed accumulation account value will be

      (1) The net purchase payments allocated to the fixed accumulation account; plus

      (2) any amounts, net of fees, transferred from VAA to the fixed accumulation account; plus

      (3)   accumulated interest; less

      (4) any amounts withdrawn from the fixed accumulation account (along with any applicable contingent deferred sales charge) to pay benefits, contract administration charge and any applicable charges for riders to this contract; less

      (5) any amounts, plus any associated fees, transferred from the fixed accumulation account to the variable accumulation account; less

      (6) any amounts applied to affect an annuity option under the SETTLEMENT PROVISIONS.

We will declare annual effective interest rates to be applied to purchase payments and transfers to the fixed accumulation account. No annual effective interest rate declared by us will be less than 3.00%. Once established, an interest rate shall remain in effect for a guarantee period which shall not be less than one year. After a guarantee period expires we will decline an interest rate for a subsequent guarantee period.

VARIABLE ACCUMULATION ACCOUNT

We will credit this contract's variable accumulation account with variable accumulation units in relation to the amount of each net purchase payment allocated to each subaccount. To find the number of variable accumulation units credited to each subaccount, divide the amount allocated to that subaccount by the variable accumulation unit value of that subaccount for the valuation period during which the purchase payment is received at our home office.

The value of each variable accumulation unit was set when the first purchase payment was allocated to each subaccount. The value of a variable accumulation unit for each subaccount varies for each later valuation period. Such value is found by multiplying the value of a variable accumulation unit of that subaccount for the immediately preceding valuation period by the net investment factor for the subaccount for the valuation period for which the variable accumulation unit value is being determined. The value of a variable accumulation unit for any valuation period is determined as of the end of such valuation period.

The variable accumulation account value for a valuation period equals number of variable accumulation units credited to the variable accumulation account multiplied by the value of each such accumulation unit for that valuation period.


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FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY            PAGE 6

NET INVESTMENT FACTOR

The net investment factor for a subaccount is found by dividing (a) by (b), then subtracting (c) from the result, where

      (a)   is

            (1) the net asset value of a Fund share in that subaccount determined as of the end of a valuation period, plus

            (2) the per share amount of any dividends or other distribution declared by the Fund (as of the ex-dividend date) during the valuation period, adjusted by

            (3) a per share charge or credit with respect to any taxes paid or reserved for, which we determine to be attributable to the maintenance or operation of the subaccount;

      (b) is the net asset value of a Fund share in that subaccount, adjusted by a per share credit or charge for any taxes reserved for or paid, determined as of the end of the prior valuation period; and

      (c)   is

            (1) a charge for mortality and expenses risk assumptions at an effective rate of 1.15% per year, plus

            (2) an administration expense charge of 0.25% per year for the number of days in such valuation period.

Although we cannot identify that part of the current risk charge that applies to each of the risks involved, we estimate that a reasonable allocation would be 0.65% for the mortality risk, and .50% for the expense risk. The total charge for risks and administration expenses is now at the effective rate of 1.40%.

SPLITTING UNITS

We reserve the right to split the value of the variable accumulation units or the annuity units. In any such split of unit values, strict equity will be preserved. Such a split will have no material effect on the benefits or other terms of this contract. A split may either increase or decrease the number of such units.

TAXES

Any taxes that pertain to this contract or VAA will be charged against the contract value when incurred or reserved for by us.

                         ACCUMULATION PERIOD PROVISIONS

TRANSFERS AMONG SUBACCOUNTS AND GENERAL ACCOUNT

By notice to us, you may transfer the value of any number of accumulation units from one set of subaccounts to another set of subaccounts or to the General Account at any time. The dollar amount transferred from any subaccount must be at least $300, but the entire value of a subaccount or the General Account may be transferred if less than $300. No transfer of variable accumulation units may be made after the date we receive notice of the Annuitant's death. Such transfers shall be made as of the end of the valuation period during which we receive the request at our home office or at the end of any later valuation period as you may request. A fee of not more than $10 will be charged for each transfer. The first transfer of any month will not be assessed a transfer fee.

      We reserve the right to limit the number, frequency, method or amount of transfers. Transfers from any portfolio of Ohio National Fund ("the Fund") on any one day may be limited to 1% of the previous day's total net assets of that portfolio if we or the Fund, in the discretion of either or both, believes that the portfolio might otherwise be damaged.

      If and when transfers must be so limited, some transfer requests will not be granted. In determining which requests will be granted, scheduled transfers (that is, those pursuant to a pre-existing dollar cost averaging program) will be made first, followed by mailed written requests in the order postmarked and lastly, telephone and facsimile requests in the order received. Contractowners whose requested transfers are not made will be so notified. Current SEC rules preclude us from processing at a later date those requested transfers that were not made. Accordingly, a new transfer request would have to be submitted in order to make a transfer that was not made because of these limitations.

TRANSFERS FROM THE FIXED ACCUMULATION ACCOUNT TO VAA

You may transfer account value amounts between the Fixed Accumulation Account and the Separate Account. Transfers will be effective on the date we receive your request at our Home Office. With respect to transfers between the Fixed Accumulation Account and the Separate Account, we reserve the right to impose the following restrictions:

            - For each allocation to the Fixed Accumulation Account, transfers to the Separate Account may be made only during the 30-day period following the end of that allocation's interest rate guarantee period. We may limit the amount that you can transfer during that time, but the limit will not be less than 20% of the value of the Fixed Accumulation Account as of the beginning of the contract year.


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FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY            PAGE 7
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            -     No transfers from the Separate Account to the Fixed
                  Accumulation Account may be made during the six month period following the transfer of any amount from the Fixed Accumulation Account to the Separate Account.

In all other respects, the rules and charges applicable to transfers between the subaccounts of the Separate Account will apply to transfers involving the Fixed Accumulation Account.

SURRENDER

You may surrender this contract and receive its surrender value upon notice received by us at any time at or prior to the annuity payout date. The surrender value is the contract value less: (1) a charge for any applicable premium taxes not previously deducted, (2) the contract administration charge, (3) any charges due as the result of riders affecting this contract and (4) the contingent deferred sales charge, if any. See Deferred Premium Tax. For this purpose, the contract value will be that for the valuation period during which the surrender request is received at our home office. The surrender value from the Separate Account shall be paid within 7 days of receipt of your notice (or later if allowed by law). We reserve the right to defer payment of any surrender proceeds from the fixed accumulation account for up to six months. We will not defer payment if we are required by law to pay earlier, or if the amount payable is used to pay premiums on policies with us. After this contract is surrendered, all variable accumulation units will be cancelled.

PARTIAL SURRENDER

You can take up to 14 partial surrenders within a contract year. The withdrawn amount cannot be less than $500 and cannot be greater than the amount that would cause the contract value to fall below $5,000. We will pay to you the amount of a partial withdrawal less the appropriate contingent deferred sales charge. Partial withdrawals will reduce the contract value by the amount withdrawn including any applicable contingent deferred sales charges.

You may tell us how much to deduct from the subaccount and the fixed accumulation account. If you do not, the partial surrender will be deducted from each subaccount in the same proportion that the subaccount's value bears to the total Contract Value on the date we receive your request in our Home Office. See Deferred Premium tax.

Surrenders from the fixed accumulation account will be taken on a "first-in-first-out" basis. That is, partial surrenders will be taken first from any remaining portion of the total contract value resulting from the earliest purchase payment. Once the value resulting from any purchase payment has been reduced to zero, remaining amounts withdrawn shall reduce the value resulting from the earliest of the remaining purchase payments. This process shall continue until the withdrawal is completed. The amount so withdrawn shall be paid within 7 days of receipt of your notice (or later if allowed by law). For amounts withdrawn from VAA, we will cancel the number of variable accumulation units from the appropriate subaccount which, when multiplied by the corresponding variable accumulation unit values for the valuation period during which the notice was received by us, equals that portion of the dollar amount of the partial surrender, plus any applicable contingent deferred sales charge taken from that deposit

DEFERRED PREMIUM TAX

If we paid a tax on a purchase payment and did not previously deduct the tax, then we may deduct it at the time of surrender or on the annuity payout date.

CONTINGENT DEFERRED SALES CHARGE

We can make a contingent deferred sales charge if this contract is surrendered or a partial surrender is made. Surrenders in a contract year that do not exceed the free out amount are not subject to a charge. The free out amount is 10% of the contract value as of the first surrender of the contract year less all amounts previously surrendered during the contract year that were not subject to a charge. Surrenders within a contract year in excess of the free out amount may be subject to a charge. The amount subject to a charge is the lesser of (a) or
(b), where:

      (a)   is the amount withdrawn; and

      (b) is the total purchase payments, less the total of all surrender amounts previously allocated to purchase payments, but not less than zero.

The contingent deferred sales charge will be the applicable percentage(s) of the amount subject to a charge. For purposes of determining the applicable percentage(s), surrender amounts will be allocated to remaining purchase payments in the order that the purchase payments were received. Remaining purchase payments are the original purchase payments less the amount of any surrender previously allocated to them. The applicable percentages for each purchase payment is found on the contract data pages in the Table of Contingent Deferred Sales Charges next to the number denoting the duration of the purchase payment at the time of surrender.

                   Year of                             Percentage of
               Purchase Payment                   resulting value charged
                   1st                                       6%
                   2nd                                       6%
                   3rd                                       5%


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FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY            PAGE 8

                   4th                                       4%
                   5th                                       2%
                   6th                                       1%
                7th and later                                0%

WAIVER OF CONTINGENT DEFERRED SALES CHARGE

We will waive the Contingent Deferred Sales Charge charges otherwise applicable to a full surrender or one or more partial surrenders occurring before income payments begin if: The Annuitant is, or has been confined to a state licensed or legally operated hospital or inpatient nursing facility for at least 30 consecutive days; and

Such confinement begins at least one year after the policy date; and

The Annuitant was age 80 or younger on the policy date; and

The request for the full or partial surrender, together with proof of such confinement, is received in the Home Office while the Annuitant is confined or within 90 days after discharge from the facility.

DEATH BENEFIT DURING ACCUMULATION PERIOD

If the Annuitant dies before the annuity payout date, we will pay a death benefit to the Beneficiary in one sum or by such other settlement method to which we may agree. The single sum payment will be made within 7 days after we receive proof of the Annuitant's death (or later if allowed by law). Any variable accumulation units will then be cancelled. The death benefit payable to the Beneficiary shall be the greater of:

      (a)   The contract value as of the date of death;

      (b) the total of all net purchase payments made to, less withdrawals (including any contingent deferred sales charges) taken from the contract; and

      (c)   the Stepped-up Death Benefit Amount defined as follows.

The Stepped-up Death Benefit Amount during the first three contract years shall be the total of all net purchase payments made to the contract and adjusted for withdrawals (including contingent deferred sales charges) taken from the contract on a pro rata basis. That is, the Stepped-up Death Benefit will be reduced by the same percentage reduction to the Contract Value that resulted from the partial surrender. On the third anniversary, the Stepped-up Death Benefit Amount shall be increased to the contract value at that time if it is greater and if the Annuitant has not yet attained age 90.

The Stepped-up Death Benefit Amount in subsequent three year periods shall equal the Stepped-up Death Benefit Amount as of the end of the previous three year period plus any net purchase payments made to the contract, and adjusted for any withdrawals (including contingent deferred sales charges) taken from the contract during the three year period on a pro rata basis. The Stepped-up Death Benefit Amount shall be increased at the end of each three year period to the contract value if it is greater and if the Annuitant has not yet attained age 90.

If your surviving spouse becomes the owner and annuitant of the contract, the Stepped-up Death Benefit Amount will continue, unreduced.

CONTRACT ADMINISTRATION CHARGE

Prior to the annuity payout date, on each contract anniversary and upon surrender, we will deduct from the contract value an annual contract administration charge of $30 to defray our administrative expenses for this contract if the contract value at that time is less than $50,000. If, on the anniversary, the contract value equals or exceeds $50,000, we will not deduct the contract administration charge.

The contract administration charge will be deducted from the variable accumulation account and the fixed accumulation account in proportion to the total contract value in the VAA and General Account, respectively. The amount of the charge deducted from the fixed accumulation account of each account will be made on a "first-in-first-out" basis.

We will cancel the number of variable accumulation units from the appropriate subaccounts which, when multiplied by the corresponding variable accumulation unit values for the valuation period in which the charge is taken, equals that portion of the charge taken from VAA.

If any portion of the annual contract administration charge is made from the fixed accumulation account, such portion shall not exceed the sum of (a) and
(b), where

      (a) is the total amount of net purchase payments made to the fixed accumulation account during the contract year; and

      (b) is the interest credited to the fixed accumulation account during the contract year that exceeds the minimum guaranteed interest.


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY            PAGE 9

                              SETTLEMENT PROVISIONS

GENERAL

On the annuity payout date, the contract value shall be applied under one or more of the annuity options shown below or under such other option to which we may agree. Unless otherwise specified, the first annuity payment will be apportioned to the General Account and each subaccount in the same proportions that each bears to the total contract value as of the day we credit your annuity units.

ELECTIONS

You must give us notice in order to elect an annuity option or revoke or change such an election. If no such election is in effect on the annuity payout date, and if the Annuitant is then living, the contract value will be applied under Option 1(c) as an annuity payable to the Annuitant. The variable part of the contract value will be used to provide a variable annuity and the fixed part will provide a fixed annuity unless you elect otherwise. The Beneficiary will be the payee for any remaining period certain installments to be paid after the Annuitant's death unless this contract is issued pursuant to a tax qualified pension plan.

PENSION PLAN

If: (a) this contract is issued pursuant to a tax qualified pension plan; (b) no election is in effect on the annuity payout date; and (c) the Annuitant is living on the annuity payout date, then the contract value will be applied as follows:

      (1) If the Annuitant is married as of the annuity payout date, the contract value will be applied to provide equal payments under Options 1 (a) and 2 (a) with the Annuitant's spouse as the contingent annuitant.

      (2) If the Annuitant is not married as of the annuity payout date, the contract value will be applied under Option 1 (c) and paid to the Annuitant with the Beneficiary as payee for any period certain payments to be made after the Annuitant's death.

IRA RESTRICTIONS

If this contract is an IRA, the Annuitant's entire interest will be paid to him or her (a) not later than the close of the tax year in which the Annuitant attains age seventy and one half years, or (b) in installments that are equal except for any increment due to operation of the contract. Such installments will be made (a) for the life of the Annuitant or the lives of the Annuitant and his or her spouse, or (b) for a term certain period that does not last past the life expectancy of the Annuitant or the life expectancy of the Annuitant and his or her spouse. If the Annuitant's entire interest is to be distributed in installments beginning in the year the Annuitant attains age seventy and one half years, then the annual payments must be at least the lesser of: (a) the balance of the Annuitant's interest, or (b) an amount determined by dividing (i) the Annuitant's entire interest at the beginning of each year (including amounts not in the IRA at the beginning of the year because they have been withdrawn so as to make a rollover contribution to another IRA) by (ii) the life expectancy of the Annuitant (or of the Annuitant and his or her spouse, if applicable) as of the date the Annuitant attains age seventy, such expectancy being reduced by the number of whole years that have elapsed since the Annuitant attained age seventy and one half years.

If the Annuitant dies before the entire interest has been paid, or if payments have begun to the Annuitant's surviving spouse and such spouse dies before the entire interest has been paid, the entire interest (or any such interest that is left if payments have begun) will, within 5 years after the Annuitant's death (or the death of the surviving spouse), be paid or be applied to purchase an immediate annuity for the Beneficiary or Beneficiaries. Such an immediate annuity will be payable for the life of the Beneficiary or Beneficiaries (or for a term that does not last beyond their life expectancy). This paragraph does not apply if term certain payments began before the Annuitant's death and the term certain is for a period allowed in the prior paragraph.

DETERMINATION OF AMOUNT TO BE APPLIED

The contract value to be applied to provide an annuity shall be determined at the end of a valuation period, selected by us and uniformly applied, which is not more than 10 valuation periods before the annuity payout date. The fixed part of the contract value used to provide a fixed annuity will be determined as of the annuity payout date. Any applicable premium tax will be deducted at this time, if it was not deducted earlier.

EFFECT OF SETTLEMENT ON ACCUMULATION UNITS

When this contract is settled, its Variable Accumulation Units will be cancelled.

CHANGE OF ANNUITY PAYOUT DATE

You may change the annuity payout date to any date at least ten years after the date of the last purchase payment. This can be done at any time prior to the Annuitant's death by notice to us. But, unless we agree, the annuity payout date may not be later than the first of the month following the Annuitant's 90th birthday. In any event, the annuity payout date must be the first day of a month and must be at least 30 days after the date we receive notice of a change of date.


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 10

ANNUITY PAYMENT AMOUNTS

   VARIABLE ANNUITIES

      The dollar amount of the first periodic variable annuity payment shall be derived from the annuity option tables for the sex(es) and age(s) of the Annuitant and contingent annuitant, if any, on the annuity payout date. The dollar amount of each variable annuity payment after the first will be measured by annuity units. The number of annuity units of each subaccount to be credited to this contract is determined by dividing that part of the first variable annuity payment apportioned to each subaccount by the annuity unit value of that subaccount for the valuation period used to determine the contract value for settlement of this contract under these SETTLEMENT PROVISIONS. The dollar amount of each variable annuity payment after the first is equal to the number of annuity units credited to this contract multiplied by the annuity unit value of the applicable subaccount for the valuation period, selected by us and uniformly applied, which is not more than 10 valuation periods before the due date of each such payment.

   FIXED ANNUITIES

      The dollar amount of the each periodic fixed annuity payment shall be derived from the annuity option tables for the sex(es) and age(s) of the Annuitant and contingent annuitant, if any, on the annuity payout date.

ANNUITY UNIT VALUE

The value of an Annuity Unit for each subaccount was set when the first annuity payment was made from each subaccount for this class of contracts. To determine the Annuity Unit value for each later valuation period, (a) multiply the Annuity Unit value for that subaccount for the immediately prior valuation period by the Net Investment Factor for that subaccount for such later valuation period, and then (b) multiply the product by a factor to neutralize the interest rate of 3% per year assumed in the annuity option tables. Such factor is 0.9999190 for a one-day valuation period.

CHANGE IN SUBACCOUNT

After variable annuity payments have been made for at least 12 months, you may, no more than once each 12 months, change all or part of the investment upon which your variable annuity payments are based from one subaccount to another. To do this, we will convert the number of Annuity Units being changed to the number of Annuity Units of the Subaccount to which you are changing so as to result in the next variable annuity payment being of the same amount that it would have been without the change. After that, variable annuity payments will reflect changes in the values of your new Annuity Units. You must give us notice at least 30 days before the due date of the first variable annuity payment to which the change will apply.

LIMITATION ON AVAILABILITY OF OPTIONS

If the contingent annuitant is not related to the Annuitant, you may not elect Option 2 unless we consent and then only if, based upon life expectancies, less than 50% of the amount so applied would accrue to the contingent annuitant.

If the amount to be applied under any annuity option is less than $5,000, such option shall not be available. Settlement shall than be in a single sum. If the first periodic payment to a payee would be less than $25, we may pay less often so that such payment will be at least $25.

ALTERNATE ANNUITY OPTION

Instead of the variable annuities provided under this contract, you may choose an alternate amount and type of periodic installments for fixed annuity payments. Such alternate annuity options shall be based on the rates for fixed dollar single premium immediate annuities being issued by us on the annuity payout date. They may only be elected within 30 days before that date.

Any withdrawal of part or all of the contract value for settlement under an alternate annuity option will be exempt from any otherwise applicable contingent deferred sales charge if at least one of the following conditions is met:

      (a) If withdrawal is before the end of the second contract year, the annuity income must be payable for the lifetime of the annuitant and contingent annuitant, if any.

      (b) If withdrawal is during the third through fifth contract years, the annuity income must be payable over a period of not less than ten years or payable over the lifetime of the annuitant and contingent annuitant, if any.

      (c) If withdrawal is after the fifth contract year, the annuity income must be payable over a period of not less than five years or payable over the lifetime of the annuitant and contingent annuitant, if any.

DEATH BENEFIT AFTER THE ANNUITY PAYOUT DATE

If the Annuitant dies after the annuity payout date, any death benefit payable will be in accordance with the annuity option chosen.


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 11

SPENDTHRIFT PROVISION

Except as otherwise provided in this contract (or in any supplementary contract issued in exchange for it), an Annuitant or Beneficiary may not commute, anticipate, assign or otherwise encumber any amounts to be paid in settlement of this contract. To the extent allowed by law, no such amount shall be subject to any legal process in payment of any claim against an Annuitant or Beneficiary.

DESCRIPTION OF ANNUITY OPTIONS

All of these options may be on a fixed or variable annuity basis or both.

LIFE ANNUITY

OPTION 1

      (a) NONREFUND. We will make payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

      (b) 5-YEARS CERTAIN. We will make payments for 5 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 5-year period certain.

      (c) 10-YEARS CERTAIN. We will make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

      (d) INSTALLMENT REFUND. We will make payments for a period certain and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the period certain. The number of period certain payments is equal to the amount applied under this installment refund option divided by the amount of the first annuity payment; provided, however, that the amount of the final period certain payment shall be multiplied by that part of the preceding quotient which is not an integer.

JOINT AND SURVIVOR LIFE ANNUITY

OPTION 2

      (a) JOINT AND SURVIVOR NONREFUND. We will make payments during the joint lifetime of the Annuitant and contingent annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the last survivor of the Annuitant and contingent annuitant.

      (b) JOINT AND SURVIVOR WITH 10-YEARS CERTAIN. We will make payments for 10 years and after that during the joint lifetime of the Annuitant and contingent annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the survivor of the Annuitant and contingent annuitant or, if later, the end of the 10-year period certain.


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 12

                              ANNUITY OPTION TABLES
                                  Date of Birth
                                (1939 and Before)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

---------------------------------------------------------------------------------------------------------------------------
AGE AND SEX                                                    AGE AND SEX
OF ANNUITANT    NON-     5 YEARS    10 YEARS    INSTALLMENT    OF ANNUITANT     NON-     5 YEARS    10 YEARS    INSTALLMENT
    MALE       REFUND    CERTAIN    CERTAIN       REFUND          FEMALE       REFUND    CERTAIN    CERTAIN        REFUND
---------------------------------------------------------------------------------------------------------------------------
     51       $ 4.14     $ 4.13      $4.10        $3.97             51         $3.80      $3.79      $3.78         $3.71
     52         4.21       4.20       4.17         4.03             52          3.86       3.85       3.84          3.76
     53         4.29       4.28       4.24         4.09             53          3.92       3.91       3.90          3.81
     54         4.37       4.36       4.32         4.16             54          3.98       3.98       3.96          3.87
     55         4.46       4.45       4.40         4.23             55          4.05       4.05       4.03          3.93
     56         4.55       4.54       4.49         4.30             56          4.13       4.12       4.10          3.99
     57         4.65       4.63       4.58         4.37             57          4.20       4.20       4.17          4.05
     58         4.75       4.73       4.67         4.45             58          4.29       4.28       4.25          4.12
     59         4.86       4.84       4.77         4.53             59          4.37       4.36       4.33          4.19
     60         4.98       4.96       4.88         4.62             60          4.47       4.46       4.42          4.27
     61         5.11       5.08       4.99         4.71             61          4.57       4.55       4.51          4.35
     62         5.24       5.21       5.11         4.81             62          4.67       4.66       4.61          4.43
     63         5.39       5.35       5.23         4.92             63          4.78       4.77       4.71          4.52
     64         5.54       5.50       5.36         5.02             64          4.90       4.88       4.82          4.61
     65         5.71       5.66       5.49         5.14             65          5.03       5.01       4.94          4.70
     66         5.88       5.82       5.63         5.25             66          5.17       5.14       5.06          4.81
     67         6.07       6.00       5.78         5.37             67          5.31       5.28       5.18          4.92
     68         6.27       6.19       5.93         5.51             68          5.47       5.43       5.32          5.03
     69         6.49       6.39       6.08         5.64             69          5.63       5.59       5.46          5.15
     70         6.72       6.60       6.24         5.79             70          5.82       5.77       5.61          5.28
     71         6.96       6.82       6.41         5.93             71          6.01       5.96       5.77          5.41
     72         7.22       7.05       6.58         6.10             72          6.22       6.16       5.93          5.56
     73         7.50       7.30       6.75         6.27             73          6.45       6.37       6.11          5.71
     74         7.79       7.56       6.92         6.43             74          6.70       6.60       6.29          5.87
     75         8.11       7.83       7.09         6.62             75          6.97       6.85       6.47          6.05
     76         8.45       8.12       7.27         6.83             76          7.26       7.11       6.66          6.23
     77         8.82       8.42       7.44         7.03             77          7.57       7.39       6.86          6.41
     78         9.21       8.74       7.61         7.24             78          7.90       7.69       7.05          6.62
     79         9.62       9.07       7.78         7.46             79          8.27       8.00       7.25          6.83
     80        10.07       9.41       7.95         7.66             80          8.66       8.34       7.45          7.05
     81        10.55       9.77       8.11         7.94             81          9.09       8.69       7.64          7.29
     82        11.06      10.13       8.26         8.19             82          9.55       9.06       7.83          7.55
     83        11.60      10.50       8.40         8.43             83         10.06       9.45       8.02          7.78
     84        12.18      10.89       8.53         8.76             84         10.60       9.86       8.19          8.07
     85        12.80      11.27       8.66         9.07             85         11.19      10.28       8.35          8.38
     86        13.45      11.66       8.77         9.40             86         11.82      10.72       8.50          8.65
     87        14.14      12.06       8.88         9.70             87         12.50      11.15       8.64          9.00
     88        14.89      12.45       8.97        10.07             88         13.24      11.59       8.76          9.29
     89        15.69      12.85       9.06        10.34             89         14.02      12.03       8.87          9.69
     90        16.56      13.24       9.14        10.83             90         14.86      12.45       8.97         10.07


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 13

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME
                                  (a) Nonrefund

-------------------------------------------------------------------------------------------
                                                    AGE OF
   AGE                                   FEMALE CONTINGENT ANNUITANT
 OF MALE          -------------------------------------------------------------------------
ANNUITANT       50       55       60       65       70       75       80       85       90
-------------------------------------------------------------------------------------------
   55        $ 3.55   $ 3.72   $ 3.89   $ 4.04   $ 4.17   $ 4.27   $ 4.35   $ 4.40   $ 4.42
   60          3.61     3.82     4.04     4.26     4.47     4.64     4.77     4.86     4.92
   65          3.65     3.90     4.17     4.47     4.78     5.06     5.30     5.46     5.57
   70          3.69     3.95     4.27     4.65     5.07     5.51     5.90     6.21     6.42
   75          3.71     3.99     4.35     4.79     5.32     5.92     6.53     7.07     7.47
   80          3.72     4.02     4.40     4.88     5.51     6.27     7.13     7.99     8.71
   85          3.73     4.03     4.43     4.95     5.63     6.54     7.64     8.88    10.04
   90          3.73     4.04     4.44     4.98     5.71     6.72     8.03     9.63    11.33
-------------------------------------------------------------------------------------------

                            (b) With 10 Years Certain

------------------------------------------------------------------------------------------
                                                  AGE OF
   AGE                                 FEMALE CONTINGENT ANNUITANT
 OF MALE          ------------------------------------------------------------------------
ANNUITANT      50       55       60       65       70       75       80       85       90
------------------------------------------------------------------------------------------
   55        $3.55    $3.72    $3.88    $4.04    $4.17    $4.27    $4.33    $4.37    $4.39
   60         3.61     3.82     4.04     4.26     4.46     4.63     4.75     4.82     4.86
   65         3.65     3.89     4.17     4.47     4.77     5.04     5.25     5.38     5.45
   70         3.68     3.95     4.27     4.64     5.05     5.45     5.80     6.03     6.16
   75         3.70     3.99     4.34     4.77     5.28     5.83     6.34     6.72     6.94
   80         3.72     4.01     4.38     4.85     5.44     6.12     6.80     7.36     7.70
   85         3.72     4.02     4.40     4.90     5.53     6.31     7.14     7.85     8.31
   90         3.72     4.03     4.41     4.92     5.58     6.41     7.33     8.15     8.70
------------------------------------------------------------------------------------------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G with compound interest at the effective rate of 3% per year.


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 14

                               ANNUITY OPTION TABLES
                                    (1940-1959)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

---------------------------------------------------------------------------------------------------------------------------
AGE AND SEX                                                    AGE AND SEX
OF ANNUITANT                                                   OF ANNUITANT
------------      NON-    5 YEARS    10 YEARS    INSTALLMENT   ------------     NON-     5 YEARS    10 YEARS    INSTALLMENT
    MALE        REFUND    CERTAIN    CERTAIN        REFUND        FEMALE       REFUND    CERTAIN     CERTAIN       REFUND
---------------------------------------------------------------------------------------------------------------------------
     51         $ 4.07    $ 4.06     $ 4.03         $ 3.91          51         $ 3.74    $ 3.74      $ 3.73        $ 3.66
     52           4.14      4.13       4.10           3.97          52           3.80      3.79        3.78          3.71
     53           4.21      4.20       4.17           4.03          53           3.86      3.85        3.84          3.76
     54           4.29      4.28       4.24           4.09          54           3.92      3.91        3.90          3.81
     55           4.37      4.36       4.32           4.16          55           3.98      3.98        3.96          3.87
     56           4.46      4.45       4.40           4.23          56           4.05      4.05        4.03          3.93
     57           4.55      4.54       4.49           4.30          57           4.13      4.12        4.10          3.99
     58           4.65      4.63       4.58           4.37          58           4.20      4.20        4.17          4.05
     59           4.75      4.73       4.67           4.45          59           4.29      4.28        4.25          4.12
     60           4.86      4.84       4.77           4.53          60           4.37      4.36        4.33          4.19
     61           4.98      4.96       4.88           4.62          61           4.47      4.46        4.42          4.27
     62           5.11      5.08       4.99           4.71          62           4.57      4.55        4.51          4.35
     63           5.24      5.21       5.11           4.81          63           4.67      4.66        4.61          4.43
     64           5.39      5.35       5.23           4.92          64           4.78      4.77        4.71          4.52
     65           5.54      5.50       5.36           5.02          65           4.90      4.88        4.82          4.61
     66           5.71      5.66       5.49           5.14          66           5.03      5.01        4.94          4.70
     67           5.88      5.82       5.63           5.25          67           5.17      5.14        5.06          4.81
     68           6.07      6.00       5.78           5.37          68           5.31      5.28        5.18          4.92
     69           6.27      6.19       5.93           5.51          69           5.47      5.43        5.32          5.03
     70           6.49      6.39       6.08           5.64          70           5.63      5.59        5.46          5.15
     71           6.72      6.60       6.24           5.79          71           5.82      5.77        5.61          5.28
     72           6.96      6.82       6.41           5.93          72           6.01      5.96        5.77          5.41
     73           7.22      7.05       6.58           6.10          73           6.22      6.16        5.93          5.56
     74           7.50      7.30       6.75           6.27          74           6.45      6.37        6.11          5.71
     75           7.79      7.56       6.92           6.43          75           6.70      6.60        6.29          5.87
     76           8.11      7.83       7.09           6.62          76           6.97      6.85        6.47          6.05
     77           8.45      8.12       7.27           6.83          77           7.26      7.11        6.66          6.23
     78           8.82      8.42       7.44           7.03          78           7.57      7.39        6.86          6.41
     79           9.21      8.74       7.61           7.24          79           7.90      7.69        7.05          6.62
     80           9.62      9.07       7.78           7.46          80           8.27      8.00        7.25          6.83
     81          10.07      9.41       7.95           7.66          81           8.66      8.34        7.45          7.05
     82          10.55      9.77       8.11           7.94          82           9.09      8.69        7.64          7.29
     83          11.06     10.13       8.26           8.19          83           9.55      9.06        7.83          7.35
     84          11.60     10.50       8.40           8.43          84          10.06      9.45        8.02          7.78
     85          12.18     10.89       8.53           8.76          85          10.60      9.86        8.19          8.07
     86          12.80     11.27       8.66           9.07          86          11.19     10.28        8.35          8.38
     87          13.45     11.66       8.77           9.40          87          11.82     10.72        8.50          8.65
     88          14.14     12.06       8.88           9.70          88          12.50     11.15        8.64          9.00
     89          14.89     12.45       8.97          10.07          89          13.24     11.59        8.76          9.29
     90          15.69     12.85       9.06          10.34          90          14.02     12.03        8.87          9.69
---------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 15

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME
                                  (a) Nonrefund

-----------------------------------------------------------------------------------------
                                                 AGE OF
   AGE                                FEMALE CONTINGENT ANNUITANT
 OF MALE     ----------------------------------------------------------------------------
ANNUITANT       55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------
   55        $ 3.66    $ 3.82    $ 3.97    $ 4.09    $ 4.19    $ 4.26    $ 4.31    $ 4.34
   60          3.76      3.97      4.18      4.37      4.54      4.66      4.75      4.80
   65          3.83      4.09      4.38      4.66      4.93      5.15      5.31      5.41
   70          3.89      4.19      4.54      4.94      5.34      5.71      6.00      6.20
   75          3.92      4.26      4.67      5.17      5.73      6.29      6.80      7.18
   80          3.95      4.30      4.76      5.34      6.05      6.85      7.66      8.34
   85          3.96      4.33      4.82      5.46      6.30      7.33      8.48      9.58
   90          3.97      4.35      4.86      5.54      6.46      7.68      9.17     10.77
-----------------------------------------------------------------------------------------

                            (b) With 10 Years Certain

----------------------------------------------------------------------------------------
                                                AGE OF
   AGE                               FEMALE CONTINGENT ANNUITANT
 OF MALE     ---------------------------------------------------------------------------
ANNUITANT      55        60        65        70        75        80        85        90
----------------------------------------------------------------------------------------
    55       $3.66    $ 3.82    $ 3.97    $ 4.09    $ 4.18    $ 4.25    $ 4.29    $ 4.31
    60        3.76      3.97      4.18      4.37      4.53      4.64      4.71      4.75
    65        3.83      4.09      4.37      4.65      4.91      5.11      5.24      5.31
    70        3.88      4.18      4.53      4.92      5.30      5.63      5.86      5.99
    75        3.92      4.25      4.66      5.13      5.65      6.15      6.53      6.75
    80        3.94      4.29      4.74      5.29      5.93      6.60      7.15      7.51
    85        3.95      4.31      4.78      5.38      6.12      6.92      7.65      8.13
    90        3.96      4.33      4.81      5.43      6.22      7.12      7.96      8.55
----------------------------------------------------------------------------------------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back one year) with compound interest at the effective rate of 3% per year.


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 16

                              ANNUITY OPTION TABLES
                                   (1960-1979)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

-----------------------------------------------------------------------------------------------------------------------------
AGE AND SEX                                                      AGE AND SEX
OF ANNUITANT                                                     OF ANNUITANT
------------       NON-    5 YEARS    10 YEARS   INSTALLMENT     ------------     NON-     5 YEARS    10 YEARS    INSTALLMENT
    MALE         REFUND    CERTAIN    CERTAIN       REFUND          FEMALE       REFUND    CERTAIN    CERTAIN        REFUND
-----------------------------------------------------------------------------------------------------------------------------
     52          $ 4.07    $ 4.06     $ 4.03        $ 3.91            52         $ 3.74    $ 3.74     $ 3.73         $ 3.66
     53            4.14      4.13       4.10          3.97            53           3.80      3.79       3.78           3.71
     54            4.21      4.20       4.17          4.03            54           3.86      3.85       3.84           3.76
     55            4.29      4.28       4.24          4.09            55           3.92      3.91       3.90           3.81
     56            4.37      4.36       4.32          4.16            56           3.98      3.98       3.96           3.87
     57            4.46      4.45       4.40          4.23            57           4.05      4.05       4.03           3.93
     58            4.55      4.54       4.49          4.30            58           4.13      4.12       4.10           3.99
     59            4.65      4.63       4.58          4.37            59           4.20      4.20       4.17           4.05
     60            4.75      4.73       4.67          4.45            60           4.29      4.28       4.25           4.12
     61            4.86      4.84       4.77          4.53            61           4.37      4.36       4.33           4.19
     62            4.98      4.96       4.88          4.62            62           4.47      4.46       4.42           4.27
     63            5.11      5.08       4.99          4.71            63           4.57      4.55       4.51           4.35
     64            5.24      5.21       5.11          4.81            64           4.67      4.66       4.61           4.43
     65            5.39      5.35       5.23          4.92            65           4.78      4.77       4.71           4.52
     66            5.54      5.50       5.36          5.02            66           4.90      4.88       4.82           4.61
     67            5.71      5.66       5.49          5.14            67           5.03      5.01       4.94           4.70
     68            5.88      5.82       5.63          5.25            68           5.17      5.14       5.06           4.81
     69            6.07      6.00       5.78          5.37            69           5.31      5.28       5.18           4.92
     70            6.27      6.19       5.93          5.51            70           5.47      5.43       5.32           5.03
     71            6.49      6.39       6.08          5.64            71           5.63      5.59       5.46           5.15
     72            6.72      6.60       6.24          5.79            72           5.82      5.77       5.61           5.28
     73            6.96      6.82       6.41          5.93            73           6.01      5.96       5.77           5.41
     74            7.22      7.05       6.58          6.10            74           6.22      6.16       5.93           5.56
     75            7.50      7.30       6.75          6.27            75           6.45      6.37       6.11           5.71
     76            7.79      7.56       6.92          6.43            76           6.70      6.60       6.29           5.87
     77            8.11      7.83       7.09          6.62            77           6.97      6.85       6.47           6.05
     78            8.45      8.12       7.27          6.83            78           7.26      7.11       6.66           6.23
     79            8.82      8.42       7.44          7.03            79           7.57      7.39       6.86           6.41
     80            9.21      8.74       7.61          7.24            80           7.90      7.69       7.05           6.62
     81            9.62      9.07       7.78          7.46            81           8.27      8.00       7.25           6.83
     82           10.07      9.41       7.95          7.66            82           8.66      8.34       7.45           7.05
     83           10.55      9.77       8.11          7.94            83           9.09      8.69       7.64           7.29
     84           11.06     10.13       8.26          8.19            84           9.55      9.06       7.83           7.55
     85           11.60     10.50       8.40          8.43            85          10.06      9.45       8.02           7.78
     86           12.18     10.89       8.53          8.76            86          10.60      9.86       8.19           8.07
     87           12.80     11.27       8.66          9.07            87          11.19     10.28       8.35           8.38
     88           13.45     11.66       8.77          9.40            88          11.82     10.72       8.50           8.65
     89           14.14     12.06       8.88          9.70            89          12.50     11.15       8.64           9.00
     90           14.89     12.45       8.97         10.07            90          13.24     11.59       8.76           9.29
-----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 15

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME
                                  (a) Nonrefund

----------------------------------------------------------------------------------------
                                                AGE OF
   AGE                               FEMALE CONTINGENT ANNUITANT
 OF MALE     ---------------------------------------------------------------------------
ANNUITANT      55        60        65        70        75        80        85        90
----------------------------------------------------------------------------------------
   55        $3.61    $ 3.76    $ 3.90    $ 4.02    $ 4.11    $ 4.18    $ 4.23    $ 4.25
   60         3.70      3.90      4.10      4.28      4.44      4.56      4.64      4.69
   65         3.77      4.02      4.28      4.55      4.80      5.01      5.16      5.26
   70         3.82      4.11      4.44      4.81      5.19      5.53      5.81      6.00
   75         3.86      4.18      4.56      5.02      5.55      6.08      6.55      6.91
   80         3.88      4.22      4.65      5.19      5.85      6.59      7.34      7.99
   85         3.90      4.25      4.70      5.30      6.08      7.03      8.10      9.14
   90         3.91      4.26      4.74      5.37      6.23      7.36      8.75     10.25
----------------------------------------------------------------------------------------

                            (b) With 10 Years Certain

-----------------------------------------------------------------------------------------
                                                 AGE OF
   AGE                                FEMALE CONTINGENT ANNUITANT
 OF MALE     ----------------------------------------------------------------------------
ANNUITANT       55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------
   55        $ 3.61    $ 3.76    $ 3.90    $ 4.02    $ 4.11    $ 4.17    $ 4.21    $ 4.23
   60          3.70      3.90      4.10      4.28      4.43      4.54      4.61      4.65
   65          3.77      4.01      4.28      4.54      4.79      4.98      5.11      5.18
   70          3.82      4.10      4.43      4.79      5.15      5.47      5.70      5.83
   75          3.85      4.17      4.55      5.00      5.49      5.96      6.34      6.57
   80          3.88      4.21      4.63      5.15      5.76      6.39      6.95      7.31
   85          3.89      4.23      4.67      5.24      5.94      6.71      7.44      7.95
   90          3.89      4.24      4.70      5.29      6.04      6.91      7.76      8.39
-----------------------------------------------------------------------------------------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back two years) with compound interest at the effective rate of 3% per year.


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 16

                              ANNUITY OPTION TABLES
                                   (1980-1999)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

-----------------------------------------------------------------------------------------------------------------------------
AGE AND SEX                                                      AGE AND SEX
OF ANNUITANT                                                     OF ANNUITANT
------------      NON-     5 YEARS    10 YEARS    INSTALLMENT    ------------     NON-     5 YEARS    10 YEARS    INSTALLMENT
    MALE         REFUND    CERTAIN    CERTAIN        REFUND         FEMALE       REFUND    CERTAIN    CERTAIN        REFUND
-----------------------------------------------------------------------------------------------------------------------------
     53          $ 4.07    $ 4.06     $ 4.03         $ 3.91           53         $ 3.74    $ 3.74     $ 3.73         $ 3.66
     54            4.14      4.13       4.10           3.97           54           3.80      3.79       3.78           3.71
     55            4.21      4.20       4.17           4.03           55           3.86      3.85       3.84           3.76
     56            4.29      4.28       4.24           4.09           56           3.92      3.91       3.90           3.81
     57            4.37      4.36       4.32           4.16           57           3.98      3.98       3.96           3.87
     58            4.46      4.45       4.40           4.23           58           4.05      4.05       4.03           3.93
     59            4.55      4.54       4.49           4.30           59           4.13      4.12       4.10           3.99
     60            4.65      4.63       4.58           4.37           60           4.20      4.20       4.17           4.05
     61            4.75      4.73       4.67           4.45           61           4.29      4.28       4.25           4.12
     62            4.86      4.84       4.77           4.53           62           4.37      4.36       4.33           4.19
     63            4.98      4.96       4.88           4.62           63           4.47      4.46       4.42           4.27
     64            5.11      5.08       4.99           4.71           64           4.57      4.55       4.51           4.35
     65            5.24      5.21       5.11           4.81           65           4.67      4.66       4.61           4.43
     66            5.39      5.35       5.23           4.92           66           4.78      4.77       4.71           4.52
     67            5.54      5.50       5.36           5.02           67           4.90      4.88       4.82           4.61
     68            5.71      5.66       5.49           5.14           68           5.03      5.01       4.94           4.70
     69            5.88      5.82       5.63           5.25           69           5.17      5.14       5.06           4.81
     70            6.07      6.00       5.78           5.37           70           5.31      5.28       5.18           4.92
     71            6.27      6.19       5.93           5.51           71           5.47      5.43       5.32           5.03
     72            6.49      6.39       6.08           5.64           72           5.63      5.59       5.46           5.15
     73            6.72      6.60       6.24           5.79           73           5.82      5.77       5.61           5.28
     74            6.96      6.82       6.41           5.93           74           6.01      5.96       5.77           5.41
     75            7.22      7.05       6.58           6.10           75           6.22      6.16       5.93           5.56
     76            7.50      7.30       6.75           6.27           76           6.45      6.37       6.11           5.71
     77            7.79      7.56       6.92           6.43           77           6.70      6.60       6.29           5.87
     78            8.11      7.83       7.09           6.62           78           6.97      6.85       6.47           6.05
     79            8.45      8.12       7.27           6.83           79           7.26      7.11       6.66           6.23
     80            8.82      8.42       7.44           7.03           80           7.57      7.39       6.86           6.41
     81            9.21      8.74       7.61           7.24           81           7.90      7.69       7.05           6.62
     82            9.62      9.07       7.78           7.46           82           8.27      8.00       7.25           6.83
     83           10.07      9.41       7.95           7.66           83           8.66      8.34       7.45           7.05
     84           10.55      9.77       8.11           7.94           84           9.09      8.69       7.64           7.29
     85           11.06     10.13       8.26           8.19           85           9.55      9.06       7.83           7.55
     86           11.60     10.50       8.40           8.43           86          10.06      9.45       8.02           7.78
     87           12.18     10.89       8.53           8.76           87          10.60      9.86       8.19           8.07
     88           12.80     11.27       8.66           9.07           88          11.19     10.28       8.35           8.38
     89           13.45     11.66       8.77           9.40           89          11.89     10.72       8.50           8.65
     90           14.14     12.06       8.88           9.70           90          12.50     11.15       8.64           9.00
-----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 15

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME
                                  (a) Nonrefund

-------------------------------------------------------------------------------------------
                                                    AGE OF
   AGE                                  FEMALE CONTINGENT ANNUITANT
 OF MALE       ----------------------------------------------------------------------------
ANNUITANT         55        60        65        70        75        80        85        90
-------------------------------------------------------------------------------------------
   55          $ 3.56    $ 3.71    $ 3.84    $ 3.95    $ 4.04    $ 4.10    $ 4.15    $ 4.18
   60            3.65      3.84      4.02      4.20      4.34      4.46      4.54      4.59
   65            3.71      3.95      4.20      4.45      4.68      4.88      5.02      5.12
   70            3.76      4.03      4.35      4.69      5.04      5.36      5.62      5.81
   75            3.80      4.10      4.46      4.89      5.38      5.87      6.32      6.66
   80            3.82      4.14      4.54      5.05      5.66      6.35      7.05      7.66
   85            3.83      4.17      4.59      5.15      5.87      6.76      7.76      8.73
   90            3.84      4.18      4.63      5.22      6.02      7.07      8.35      9.76
-------------------------------------------------------------------------------------------

                            (b) With 10 Years Certain

-----------------------------------------------------------------------------------------
                                                 AGE OF
   AGE                                 FEMALE CONTINGENT ANNUITANT
 OF MALE     ----------------------------------------------------------------------------
ANNUITANT       55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------
   55        $ 3.56    $ 3.71    $ 3.84    $ 3.95    $ 4.03    $ 4.10    $ 4.14    $ 4.16
   60          3.65      3.83      4.02      4.19      4.34      4.44      4.51      4.55
   65          3.71      3.94      4.19      4.44      4.67      4.86      4.98      5.05
   70          3.76      4.03      4.34      4.68      5.02      5.32      5.54      5.67
   75          3.79      4.09      4.45      4.87      5.33      5.78      6.15      6.39
   80          3.82      4.13      4.53      5.01      5.59      6.20      6.74      7.12
   85          3.83      4.15      4.57      5.10      5.76      6.51      7.23      7.76
   90          3.83      4.16      4.59      5.15      5.86      6.71      7.56      8.22
-----------------------------------------------------------------------------------------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back three years) with compound interest at the effective rate of 3% per year.


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 16

                              ANNUITY OPTION TABLES
                                    (2000 +)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

----------------------------------------------------------------------------------------------------------------------------
AGE AND SEX                                                     AGE AND SEX
OF ANNUITANT                                                    OF ANNUITANT
------------     NON-     5 YEARS    10 YEARS    INSTALLMENT    ------------     NON-     5 YEARS    10 YEARS    INSTALLMENT
    MALE        REFUND    CERTAIN    CERTAIN       REFUND          FEMALE       REFUND    CERTAIN    CERTAIN        REFUND
----------------------------------------------------------------------------------------------------------------------------
     54         $ 4.07    $ 4.06     $ 4.03        $ 3.91            54         $ 3.74    $ 3.74     $ 3.73         $ 3.66
     55           4.14      4.13       4.10          3.97            55           3.80      3.79       3.78           3.71
     56           4.21      4.20       4.17          4.03            56           3.86      3.85       3.84           3.76
     57           4.29      4.28       4.24          4.09            57           3.92      3.91       3.90           3.81
     58           4.37      4.36       4.32          4.16            58           3.98      3.98       3.96           3.87
     59           4.46      4.45       4.40          4.23            59           4.05      4.05       4.03           3.93
     60           4.55      4.54       4.49          4.30            60           4.13      4.12       4.10           3.99
     61           4.65      4.63       4.58          4.37            61           4.20      4.20       4.17           4.05
     62           4.75      4.73       4.67          4.45            62           4.29      4.28       4.25           4.12
     63           4.86      4.84       4.77          4.53            63           4.37      4.36       4.33           4.19
     64           4.98      4.96       4.88          4.62            64           4.47      4.46       4.42           4.27
     65           5.11      5.08       4.99          4.71            65           4.57      4.55       4.51           4.35
     66           5.24      5.21       5.11          4.81            66           4.67      4.66       4.61           4.43
     67           5.39      5.35       5.23          4.92            67           4.78      4.77       4.71           4.52
     68           5.54      5.50       5.36          5.02            68           4.90      4.88       4.82           4.61
     69           5.71      5.66       5.49          5.14            69           5.03      5.01       4.94           4.70
     70           5.88      5.82       5.63          5.25            70           5.17      5.14       5.06           4.81
     71           6.07      6.00       5.78          5.37            71           5.31      5.28       5.18           4.92
     72           6.27      6.19       5.93          5.51            72           5.47      5.43       5.32           5.03
     73           6.49      6.39       6.08          5.64            73           5.63      5.59       5.46           5.15
     74           6.72      6.60       6.24          5.79            74           5.82      5.77       5.61           5.28
     75           6.96      6.82       6.41          5.93            75           6.01      5.96       5.77           5.41
     76           7.22      7.05       6.58          6.10            76           6.22      6.16       5.93           5.56
     77           7.50      7.30       6.75          6.27            77           6.45      6.37       6.11           5.71
     78           7.79      7.56       6.92          6.43            78           6.70      6.60       6.29           5.87
     79           8.11      7.83       7.09          6.62            79           6.97      6.85       6.47           6.05
     80           8.45      8.12       7.27          6.83            80           7.26      7.11       6.66           6.23
     81           8.82      8.42       7.44          7.03            81           7.57      7.39       6.86           6.41
     82           9.21      8.74       7.61          7.24            82           7.90      7.69       7.05           6.62
     83           9.62      9.07       7.78          7.46            83           8.27      8.00       7.25           6.83
     84          10.07      9.41       7.95          7.66            84           8.66      8.34       7.45           7.05
     85          10.55      9.77       8.11          7.94            85           9.09      8.69       7.64           7.29
     86          11.06     10.13       8.26          8.19            86           9.55      9.06       7.83           7.55
     87          11.60     10.50       8.40          8.43            87          10.06      9.45       8.02           7.78
     88          12.18     10.89       8.53          8.76            88          10.60      9.86       8.19           8.07
     89          12.80     11.27       8.66          9.07            89          11.19     10.28       8.35           8.38
     90          13.45     11.66       8.77          9.40            90          11.82     10.72       8.50           8.65
----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 15

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME
                                  (a) Nonrefund

---------------------------------------------------------------------------------
                                  AGE OF
   AGE                 FEMALE CONTINGENT ANNUITANT
 OF MALE     --------------------------------------------------------------------
ANNUITANT      55       60       65       70       75       80       85       90
---------------------------------------------------------------------------------
   55        $3.52    $3.65    $3.78    $3.88    $3.97    $4.03    $4.07    $4.10
   60         3.60     3.78     3.95     4.12     4.25     4.36     4.44     4.49
   65         3.66     3.88     4.12     4.35     4.57     4.76     4.90     4.99
   70         3.71     3.96     4.26     4.58     4.91     5.21     5.46     5.63
   75         3.74     4.02     4.36     4.77     5.22     5.68     6.10     6.43
   80         3.76     4.06     4.44     4.91     5.48     6.13     6.78     7.35
   85         3.78     4.09     4.49     5.01     5.68     6.51     7.43     8.35
   90         3.78     4.10     4.52     5.08     5.82     6.79     7.99     9.30
---------------------------------------------------------------------------------

                            (b) With 10 Years Certain

-----------------------------------------------------------------------------------------
                                  AGE OF
   AGE                 FEMALE CONTINGENT ANNUITANT
 OF MALE     ----------------------------------------------------------------------------
ANNUITANT       55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------
   55        $ 3.52    $ 3.65    $ 3.78    $ 3.88    $ 3.96    $ 4.03    $ 4.06    $ 4.09
   60          3.60      3.77      3.95      4.11      4.25      4.35      4.42      4.46
   65          3.66      3.88      4.11      4.35      4.56      4.74      4.86      4.93
   70          3.71      3.96      4.25      4.57      4.89      5.17      5.39      5.52
   75          3.74      4.02      4.36      4.75      5.19      5.61      5.97      6.21
   80          3.76      4.06      4.43      4.89      5.43      6.01      6.54      6.92
   85          3.77      4.08      4.47      4.97      5.60      6.31      7.02      7.56
   90          3.78      4.09      4.50      5.02      5.69      6.50      7.35      8.04
-----------------------------------------------------------------------------------------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back four years) with compound interest at the effective rate of 3% per year.


--------------------------------------------------------------------------------
FORM 98-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE 15